Exhibit 99.1

Company Contact:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO ANNOUNCES RATINGS UPGRADE BY STANDARD & POOR’S RATINGS SERVICES

Investment Grade; Outlook Stable

NEW YORK – August 9, 2010 -- The Warnaco Group, Inc. (NYSE :WRC) announces that Standard & Poor’s Rating Services (“S&P”), issued a press release on Friday August 6, 2010, raising its corporate credit rating on Warnaco to investment grade (BBB-).  S&P’s outlook for Warnaco is stable.

The rating upgrade reflects the Company’s strong operating and financial performance, despite the weak retail environment, and improved credit metrics following the early redemption of the Company’s 8.875% senior notes due 2013.

About Warnaco

The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling men’s, women’s and children’s sportswear and accessories, swimwear and intimate apparel under such owned and licensed brands as Calvin Klein®, Speedo®, Chaps®, and Warner's® and Olga®.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, such as the 2014 targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result, " "targeted", or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.